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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18899) pertaining to the Amended and Restated 1994 Stock Option Plan and the Outside Directors Stock Option Plan of OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc) of our report dated September 16, 1998, with respect to the consolidated financial statements of OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc.) included in the Annual Report (Form 10-KSB) for the year ended June 30, 1998.


                                             /s/ Ernst & Young LLP


Dallas, Texas
September 24, 1998